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                                                                    EXHIBIT 10.3

                      AMERICAN MULTIPLEXER(TM) CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT

     American Multiplexer(TM) Corporation, a California corporation (the "Company"), has granted to ________________________ (the "Optionee"), an option (the "Option") to purchase a total of _________________________ (_____________)
shares of Common Stock (the "Shares") of the Company on the terms and conditions set forth below.

1. Nature of the Option. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2. Exercise Price. The exercise price is __________________ for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

3. Exercise of Option. This Option shall be exercisable during its term as follows:

          (i)       Right to Exercise

               (a) This Option shall be exercisable cumulatively, to the extent of 25% on the one-year anniversary of the optionee's hire date, and an additional 1/36 of the Shares on the last day of each calendar month thereafter.

               (b)  Stock Acceleration

               There is stock ownership acceleration for the completion of agreed upon milestones in development, marketing, and sales. If milestones per the business plan are met, the ISO stock ownership will accelerate to vesting 50% of shares at completion of SatExpress Beta Field trials and completion of the Digicop-2 development. The remaining 50% is proposed to accelerate with the launch of the SatExpress and DSL products into the full market place. The issued restricted stock warrants will accumulate at 30% at start of any SatExpress Equipment Sales and the remaining 20% at the completion of SatExpress Beta Field trials. An AMC Warrant agreement will be defined in a separate agreement. Otherwise, the ISO shares will vest normally at 25% per year as per section 3 (I)(a).

               (c)  This Option may not be exercised for a fraction of a share.

               (d)  Rights of Survivorship

               In the event of the optionee's death, disability or other termination of employment, other than cause, the rights to exercise the options will be transferable to the optionee's beneficiary or other designatee defined by the optionee.

     (ii) Merger, Consolidation or Sale of Assets. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company shall provide Optionee with written notice of such transaction not later


1998-99 American Multiplexer(TM) Corp. Confidential-Stock Option Agreement
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than thirty (30) days prior to the projected date of such transaction.
Notwithstanding the vesting provisions of Section 3(i)(a)(b) above, after delivery of such notice Optionee may exercise this Option to the full extent. After delivery of such notice, the optionee can, upon providing notice, accelerate vesting at 100% on or prior to the date of such transaction and may condition his exercise upon the occurrence of the transaction. Whether or not so exercised, this Option agreement shall terminate immediately upon the consummation of such proposed sale, merger or offering.

(iii) Method of Exercise of Options. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or designee. The written notice shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price at the fair market value at the time of exercise. Exhibit A contains the form that should be used.

No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4. Method of Payment. Payment of the exercise price shall be by cash, check, or delivery of Common Stock of the Company that has been vested by the Optionee. The value of such common stock shall have a fair market value equal to the exercise price payable with respect to the exercise hereof or any combination of such methods of payment.

5. Termination of Status as an Employee. In the event of termination of Optionee's status as an employee, he may, but only within one hundred-eighty (180) days after date of such termination, exercise this option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

6. Disability of Optionee. Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee's status as an employee as a result of disability, he may, but only within six months from the date of termination of employment, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option within the time specified herein, the Option shall terminate.

7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised, at any time within six months following the date of death, by Optionee's estate, spouse or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that has accrued at the date of death of the Optionee. To the extent that an Optionee was not entitled to exercise the Option at the date of his death, or if the Optionee's estate or legatee does not exercise the Option within the time specified herein, the Option shall terminate.


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8.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

10. Early Disposition of Stock. Optionee understands that if he disposes of any Shares received under this Option within two years after the date of this Agreement or within one year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of the disposition. Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.


Date of grant:



AMERICAN MULTIPLEXER CORPORATION,
a California corporation



By:
   --------------------------
   Edward Tan, President/CEO




1998-99 American Multiplexer(TM) Corp. Confidential-Stock Option Agreement
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                                   EXHIBIT A

                        NOTICE OF INTENT TO EXERCISE OF
                             INCENTIVE STOCK OPTION


AMERICAN MULTIPLEXER CORPORATION                            Date of Exercise:


Re:  Incentive Stock Option Dated ______________________________


Gentlemen:

This constitutes notice under my Stock Option Agreement that I elect to purchase the number of shares of Common Stock set forth below for the price set forth below:


Stock option dated:                ________________________

Number of shares as to which
option is exercised:               ________________________


Total exercise price:              ________________________

Cash payment delivered herewith:   ________________________


Unless such documents are enclosed herewith, I hereby agree to execute such additional documents evidencing such other representations and agreements as to my investment intent with respect to these shares of Common Stock as may be required by the Company pursuant to the provisions of the Stock Option Agreement. Please advise what additional documents may be required.

Very truly yours,


__________________________

1998-99 American Multiplexer(TM) Corp. Confidential-Stock Option Agreement
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               [AMERICAN MULTIPLEXER(TM) CORPORATION LETTERHEAD]


Name                                                          Date:
Address
City,State,Zip


Dear ____________

AMC is pleased to offer you the position of _________________ reporting to _______________. Your initial, exempt pay rate will be $___________ per month, annualized at $_______________. Thereafter, you will be on an annual review cycle.

As an employee of AMC, you will be given the companies present benefit package including medical, dental, and life insurance, which is available to you and your dependents. This benefit package is effective your first day of employment.

In addition, subject to the approval of the board of directors, you will be recommended for a stock option of _____________ shares of AMC common stock. The terms and conditions for normal vesting and accelerated vesting are contained in the "Employee Incentive Stock Option Agreement" dated 12/98.

It is understood that either AMC or you can rescind this contract by giving the other a 30-day notice in writing. If the employee violates any of the rules under our Human Resources Policy handbook or acts in any unprofessional manner, he may be terminated with cause without notice.


_____________, we are looking forward to your joining AMC and believe your personal qualifications and professional experience will be an asset to our future business growth. This offer is in effect through ____________, 1998. Please sign and return the enclosed copy of this letter indicating your start date should you decide to accept the offer. Please feel free to give Ron Everoski a call at 408-730-8200 x102, if you have any further questions.

Sincerely,
American Multiplexer(TM) Corporation
                                                  __________________________

                                                  Edward Tan-President & CEO

Ron Everoski
VP/CTO



____________________________________              __________________________
Offer Accepted                                    Start Date


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